UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02     Results of Operations and Financial Condition.

On May 8, 2013, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its first quarter 2013 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item  7.01     Regulation FD Disclosure.

The Corporation will host a quarterly conference call to discuss its first quarter 2013 results on Wednesday, May 8, 2013 at 2:30 p.m. (Eastern Daylight Savings Time). Investors and the public may listen to the conference call in the manner described in the Corporation’s press release attached hereto as Exhibit 99.1.

The Corporation will also hold its annual meeting of shareholders on Thursday, May 9, 2013 at 10:30 a.m. (Eastern Daylight Savings Time) at the Westin Harbour Castle, 1 Harbour Square, Frontenac Ballroom, Toronto, Ontario. A live webcast of the event will be available at www.timhortons-invest.com through the “Events and Presentations” tab, as more fully described in the Corporation’s press release attached hereto as Exhibit 99.1.

On May 8, 2013, the Corporation issued a press release announcing the appointment of Mr. Marc Caira as the Corporation’s President and Chief Executive Officer effective July 2, 2013. The full text of the Corporation’s press release issued today is attached hereto as Exhibit 99.2.

Item  8.01     Other Events.

On May 8, 2013, the Corporation also announced that its Board of Directors has declared a Cdn.$0.26 per common share quarterly dividend. The dividend is payable on June 7, 2013 to shareholders of record at the close of business on May 23, 2013. The declaration of any future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release issued today regarding this dividend is attached hereto as Exhibit 99.3.

Item  9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated May 8, 2013 issued by the Corporation regarding the release of quarterly financial results and other information.

Exhibit 99.2	Press release dated May 8, 2013 issued by the Corporation announcing the appointment of a new Chief Executive Officer and President.

Exhibit 99.3	Press release dated May 8, 2013 issued by the Corporation announcing the declaration of Cdn.$0.26 per common share quarterly dividend.

Exhibit 99.4	Safe Harbor Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 8, 2013	By:	/s/ JILL E. AEBKER
Jill E. Aebker Executive Vice President, General Counsel and Secretary